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                                                                     EXHIBIT 5.1
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
                                             TOBIN & TOBIN
                                       A PROFESSIONAL CORPORATION
                                           500 SANSOME STREET
                                              EIGHTH FLOOR
                                    SAN FRANCISCO, CALIFORNIA 94111               RICHARD TOBIN (1852-1887)
PHILLIP R. POLLOCK                      FACSIMILE (415) 433-3883                   ROBERT TOBIN (1875-1889)
                                              (415) 433-1400                     CYRIL R. TOBIN (1905-1977)
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                                 April 14, 2000

The Board of Directors
NovaStar Financial, Inc.
1900 West 47th Place, Suite 205
Westwood, KS  66205


          Re:  NovaStar Financial, Inc., Post-Effective Amendment No. 1 to
               -----------------------------------------------------------
               Registration Statement on Form S-11
               -----------------------------------

Ladies and Gentlemen:

          We have acted as your counsel in connection with the registration (the "Offering") under the Securities Act of 1933, as amended (the "Securities Act"), by NovaStar Financial, Inc., a Maryland corporation (the "Company"), of up to 4,285,714 shares of the Company's Class B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") held by selling securityholders, 5,177,712 of the Company's Stock Purchase Warrants held by selling securityholders, 3,549,999 shares of the Company's Common Stock (the "Common Stock") held by selling securityholders and 9,463,426 shares of the Company's Common Stock, par value $0.01 per share for issuance pursuant to the conversion of Preferred Stock and the exercise of Warrants.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Post-Effective Amendment No. 1 to Registration Statement on Form S-11, relating to the Offered Preferred Stock, Stock Purchase Warrants and Common Stock, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act, as amended, on April __, 2000 (together with all exhibits and amendments thereto, the "Registration Statement"), (ii) Post-Effective Amendment No. 5 to the Registration Statement No. 333-43471 on Form S-11 as filed with the SEC April 5, 1999, (iii) the Registration Statement No. 333-77375 on Form S-11 as filed with the SEC on April 29, 1999, (iv) the Charter, as amended, of the Company, (v) the Bylaws, as amended, of the Company,
(vi) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Offered Preferred Stock, Stock Purchase Warrants and Common Stock and the filing of the Registration Statement (the "Resolutions"),
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The Board of Directors
NovaStar Financial, Inc.
April 14, 2000
Page 2



(vii) the Warrant Agreements, (viii) the Registration Rights Agreement and (ix) a specimen of the certificate representing the Offered Preferred Stock. The Post-Effective Amendment No. 1 to Registration Statement No. 333-77375 has a combined prospectus, relating to Post-Effective Amendment No. 5 to Registration Statement No. 333-43471 and Registration Statement No. 333-77375. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of the firm are admitted to the bar in the States of California and New York, and we do not express any opinion as to the laws of any other jurisdictions other than (i) the corporate laws of the State of Maryland, and (ii) the laws of the United States to the extent specifically addressed herein.

          Based upon and subject to the foregoing, we are of the opinion that the outstanding Preferred Stock, outstanding Stock Purchase Warrants and the Common Stock to be issued by the Company pursuant to the conversion of Preferred Stock and exercise of Warrants offered by this Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,


                                    /s/ Tobin & Tobin